Exhibit 10.20
Amendment to Letter Agreement dated August 25, 2008
between
Electronic Day Trader, Inc., Richard Buccellato and
Michael Galvis
This Letter Agreement is made and entered by and between Electronic Day Trader, Inc. (“EDT”), Richard Buccellato (“Buccellato’) and Michael Galvis (“Galvis”), collectively referred to herein as the “Parties”, Whereas, the Parties entered into a Letter Agreement (“Letter Agreement”) that was dated August 25, 2008 as amended on May 5, 2009.
Whereas, EDT, Buccellato and Galvis wish to modify terms to the August 25, 2008 Letter Agreement as amended May 5, 2009.
Now therefore, the Parties agree in the following amendment which shall supersede and replace the language contained in the May 5, 2009 Amendment:
Paragraph 2. Line of Credit, subparagraph b. of the Letter Agreement shall be amended to read:
The term “Line of Credit” will now be known as “Note Payable”. The Parties hereto agree and acknowledge that NYTEX Energy Holdings, Inc. (“NYTEX”) shall be responsible for and shall pay in full the current remaining outstanding balance of One Hundred Ninety Five Thousand dollars and no/100s ($195,000.00) and all accrued monthly interest on the outstanding balance of the note. A payment in the amount of $3,000.00 plus interest will be paid monthly for eighteen months (18 months) beginning March 1, 2010 with the monthly payments ending on September 1, 2011. The principal amount will bear an interest rate of 6% per annum of the outstanding balance. At the end of the eighteen month period, the remaining balance will be paid in one lump sum. At any time prior to September 1, 2011, NYTEX shall have the right to pay any portion or all of the outstanding balance without penalty. In addition to the $3,000 plus interest monthly payments, upon funding of NYTEX’s expanded Business Plan reaching a total of $6 million, NYTEX will pay at the end of each full subsequent quarter an amount equal to 5% of the funds raised above the $6 million dollar business plan funding amount until such time the note payable is paid in full.
EXECUTED AND EFFECTIVE on the 2/18/10 day of February, 2010.

/s/ Michael Galvis Michael Galvis
Individually and as CEO and President of NYTEX Energy Holdings, Inc.

/s/ Stan Zolck
Electronic Day Trader, Inc.
By: Stan Zolck
Its: President

/s/ Richard Buccellato Richard Buccellato
Individually and as Attorney in Fact for Electronic Day Trader, inc.